                                                                      EXHIBIT 11

                                  VENCOR, INC.
         COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE
              FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                    (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                     1995     1994     1993
                                                   --------  -------  -------
PRIMARY EARNINGS (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings (loss):
 Income from operations........................... $  8,363  $86,139  $68,976
 Preferred stock dividend requirements............   (5,280)  (7,574)  (2,344)
 Gain on redemption of preferred stock............   10,176        -        -
 Other............................................        -     (179)       -
                                                   --------  -------  -------
 Income from operations available to common
  stockholders....................................   13,259   78,386   66,632
 Extraordinary loss on extinguishment of debt, net
  of income
  tax benefit.....................................  (23,252)    (241)  (2,217)
 Cumulative effect on prior years of a change in
  accounting
  for income taxes................................        -        -   (1,103)
                                                   --------  -------  -------
   Income (loss) available to common
    stockholders.................................. $ (9,993) $78,145  $63,312
                                                   ========  =======  =======
Shares used in the computation:
 Weighted average common shares outstanding.......   61,196   55,522   51,985
 Dilutive effect of common stock equivalents......    1,122    1,515    2,570
                                                   --------  -------  -------
   Shares used in computing earnings (loss) per
    common
    and common equivalent share...................   62,318   57,037   54,555
                                                   ========  =======  =======
Primary earnings (loss) per common and common
 equivalent share:
 Income from operations........................... $    .21  $  1.37  $  1.22
 Extraordinary loss on extinguishment of debt.....     (.37)       -     (.04)
 Cumulative effect on prior years of a change in
  accounting
  for income taxes................................        -        -     (.02)
                                                   --------  -------  -------
   Net income (loss).............................. $   (.16) $  1.37  $  1.16
                                                   ========  =======  =======

                                                                     EXHIBIT 11

                                 VENCOR, INC.
  COMPUTATION OF EARNINGS PER COMMON AND COMMON EQUIVALENT SHARE (CONTINUED)
             FOR THE YEARS ENDED DECEMBER 31, 1995, 1994 AND 1993
                   (IN THOUSANDS, EXCEPT PER SHARE AMOUNTS)

                                                       1995     1994     1993
                                                     --------  -------  -------
FULLY DILUTED EARNINGS (LOSS) PER COMMON AND COMMON
 EQUIVALENT SHARE:
Earnings (loss):
 Income from operations available to common
  stockholders.....................................  $ 13,259  $78,386  $66,632
 Interest addback on convertible securities, net of
  income taxes.....................................     7,380   10,127    7,056
                                                     --------  -------  -------
 Adjusted income from operations available to
  common stockholders..............................    20,639   88,513   73,688
 Extraordinary loss on extinguishment of debt, net
  of income
  tax benefit......................................   (23,252)    (241)  (2,217)
 Cumulative effect on prior years of a change in
  accounting
  for income taxes.................................         -        -   (1,103)
                                                     --------  -------  -------
   Income (loss) available to common stockholders..  $ (2,613) $88,272  $70,368
                                                     ========  =======  =======
Shares used in the computation:
 Weighted average common shares outstanding........    61,196   55,522   51,985
 Dilutive effect of common stock equivalents and
  other dilutive securities (a)....................    10,771   13,492    8,655
                                                     --------  -------  -------
   Shares used in computing earnings (loss) per
    common
    and common equivalent share....................    71,967   69,014   60,640
                                                     ========  =======  =======
Fully diluted earnings (loss) per common and common
 equivalent share:
 Income from operations............................  $    .29  $  1.28  $  1.22
 Extraordinary loss on extinguishment of debt......      (.32)       -     (.04)
 Cumulative effect on prior years of a change in
  accounting
  for income taxes.................................         -        -     (.02)
                                                     --------  -------  -------
   Net income (loss)...............................  $   (.03) $  1.28  $  1.16
                                                     ========  =======  =======

--------
(a) During 1995 all convertible debt securities were redeemed in exchange for cash or converted into Vencor common stock. Accordingly, the computation of fully diluted earnings per common share assumes that the equivalent number of common shares underlying such debt securities were outstanding during the entire year even though the result thereof is antidilutive.